Exhibit 99.1

Quest Resource Holding Corporation Reports Fourth Quarter and Fiscal Year 2025 Financial Results

Strategic initiatives and new customers are delivering improved underlying performance, masked by ongoing sector and macroeconomic environment business pressures

Launched significant share of wallet expansions with two major customers and onboarded a new full-service restaurant customer

Reduced debt by $2.0 million in the quarter, bringing full year debt reduction to $13.2 million, or 16.4%

IRVING, TX – March 12, 2026 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest” or the “Company”), a national leader in environmental waste and recycling services, today announced financial results for the fourth quarter and fiscal year ended December 31, 2025.

Fourth Quarter 2025 Highlights

•
Revenue was $58.9 million, a 15.8% decrease compared with the fourth quarter of 2024, and a 7.0% decrease from the third quarter of 2025.
•
Gross profit was $9.1 million, a 15.1% decrease compared with the fourth quarter of 2024, and a 20.6% decrease from the third quarter of 2025.
•
Gross margin was 15.5% of revenue, compared with 15.3% for the fourth quarter of 2024.
•
GAAP net loss was $1.7 million, compared with a net loss of $9.5 million for the fourth quarter of 2024.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.08), compared with $(0.46) for the fourth quarter of 2024.
•
Adjusted EBITDA was $2.1 million, compared with $1.7 million for the fourth quarter of 2024.

Fiscal Year 2025 Highlights

•
Revenue was $250.2 million, a 13.3% decrease compared with the same period of 2024.
•
Gross profit was $42.5 million, a 14.9% decrease compared with the same period of 2024.
•
Gross margin was 17.0% of revenue, compared with 17.3% for the same period of 2024.
•
GAAP net loss was $15.4 million, compared with a net loss of $15.1 million for the same period of 2024.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.73), which is consistent with the same period of 2024.
•
Adjusted EBITDA was $9.3 million compared to $14.5 million during the same period of 2024.

Recent Highlights

•
Launched a significant expansion of an existing retail customer, onboarded a new full-service restaurant customer, and expanded share of wallet wins with two major customers.
•
Reduced debt by $13.2 million in 2025, a 16.4% reduction from December 31, 2024.
•
Refinanced ABL credit facility with Texas Capital Bank and concurrently secured covenant easements into 2027 to gain additional financial flexibility and to provide significant room to operate in a challenging macro environment.

“The strategic efforts made over the past year to drive operational efficiency across the business are making solid progress, but the business continues to navigate a difficult macroeconomic environment,” said Dan M. Friedberg, Chairman of the Company’s Board of Directors. “We are on much more solid footing and Quest is a fundamentally stronger business focused on delivering improved results in 2026.”

“While our financial performance in the fourth quarter continued to be challenged by lower volumes from our large industrial customers, strategic efforts made over the past year to drive operational efficiency across the business are delivering improved performance, and we remain confident that we are taking the right measures to position the business for a meaningful inflection when conditions normalize,” said Perry W. Moss, Quest’s Chief Executive Officer. “We are controlling what we can control and are taking significant and comprehensive action across every business function. We continue to bring this same disciplined approach to our new sales and share of wallet initiatives. Recent new contract wins are ramping as expected, and we are seeing encouraging traction with share-of-wallet initiatives that are delivering incremental organic growth. Altogether, we see these initiatives supporting an improved outlook for 2026.”

Brett Johnston, Quest’s Chief Financial Officer, added, “We continue to look for proactive measures to improve our financing costs and give ourselves greater flexibility on our lines of credit as our initiatives to improve profitability and cash flow take hold. To that end, we recently refinanced our ABL credit facility with Texas Capital Bank and negotiated both fixed charge and leverage covenant easements across 2026 and into 2027 on our term debt. These combined efforts will provide ample cushion to operate in this challenging environment while we continue to focus on the execution and completion of our initiatives to drive efficiencies and operating leverage across the business while investing in growth through new clients and wallet share.”

Fourth Quarter and Fiscal Year 2025 Earnings Conference Call and Webcast

Quest will host a conference call on Thursday, March 12, 2026, at 5:00 PM ET, to review the financial results for the fourth quarter and year ended December 31, 2025. To participate, dial 1-800-717-1738 or 1-646-307-1865. The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that empower larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit https://questrmg.com/.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, the non-GAAP financial measure “Adjusted EBITDA” is presented. From time-to-time, Quest considers and uses supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest’s definition of this adjusted financial measure may differ from a similar measure used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP measures. (See attached table “Reconciliation of Net Loss to Adjusted EBITDA”).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that strategic efforts made over the past year to drive operational efficiency across the business are delivering improved performance, our belief that our initiatives are supporting an improved outlook for 2026, and our belief that our combined efforts of refinancing our ABL credit facility and amending our term loan debt will provide ample cushion to operate in this challenging operating environment while we continue to focus on the execution and completion of our initiatives to drive efficiencies and operating leverage across the business while investing in growth through new clients and wallet share. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Alpha IR Group

Ryan Coleman or Nick Nelson

QRHC@alpha-ir.com

312-445-2870

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Revenue	$58,906	$69,970	$250,217	$288,532
Cost of revenue	49,797	59,243	207,673	238,537
Gross profit	9,109	10,727	42,544	49,995
Operating expenses:
Selling, general, and administrative	7,687	10,086	37,634	39,543
Depreciation and amortization	1,130	2,307	5,276	9,401
(Gain) loss on sale of assets, net	(255)	—	4,084	—
Impairment loss	—	5,511	1,707	5,511
Total operating expenses	8,562	17,904	48,701	54,455
Operating income (loss)	547	(7,177)	(6,157)	(4,460)
Interest expense	(2,178)	(2,505)	(9,209)	(10,312)
Loss before taxes	(1,631)	(9,682)	(15,366)	(14,772)
Income tax expense (benefit)	25	(174)	16	291
Net loss	$(1,656)	$(9,508)	$(15,382)	$(15,063)
Net loss per share applicable to common stockholders
Basic and diluted	$(0.08)	$(0.46)	$(0.73)	$(0.73)
Weighted average number of common shares outstanding
Basic and diluted	21,110	20,837	20,998	20,617

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(1,656)	$(9,508)	$(15,382)	$(15,063)
Depreciation and amortization	1,307	2,558	6,051	10,272
Interest expense	2,178	2,505	9,209	10,312
Stock-based compensation expense	(48)	272	1,617	1,563
Acquisition, integration, and related costs	—	21	—	112
(Gain) loss on sale of assets, net	(255)	—	4,084	—
Impairment loss	—	5,511	1,707	5,511
Other adjustments	569	491	1,995	1,471
Income tax expense (benefit)	25	(174)	16	291
Adjusted EBITDA	$2,120	$1,676	$9,297	$14,469

BALANCE SHEETS

(In thousands, except per share amounts)

	December 31,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$1,014	$396
Accounts receivable, less allowance for doubtful accounts of $780 and $831 as of December 31, 2025 and 2024, respectively	49,010	62,252
Prepaid expenses and other current assets	1,174	2,601
Assets held for sale	—	9,890
Total current assets	51,198	75,139

Goodwill	81,065	81,065
Intangible assets, net	7,650	12,946
Property and equipment, net, and other assets	5,638	6,495
Total assets	$145,551	$175,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$38,384	$39,899
Other current liabilities	128	1,001
Current portion of notes payable	1,015	1,651
Liabilities held for sale	—	1,840
Total current liabilities	39,527	44,391

Notes payable, net	63,999	76,265
Other long-term liabilities	1,513	833
Total liabilities	105,039	121,489

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 20,960 and 20,606 shares issued and outstanding as of December 31, 2025 and 2024, respectively	21	21
Additional paid-in capital	180,984	179,246
Accumulated deficit	(140,493)	(125,111)
Total stockholders’ equity	40,512	54,156
Total liabilities and stockholders’ equity	$145,551	$175,645

# # #